Exhibit 10.1

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


         This Amendment No. 1 dated as of June 1, 2004 (this "AMENDMENT NO. 1") to Executive Employment Agreement dated as of November 17, 2003 (the "EMPLOYMENT AGREEMENT"), between Ramp Corporation, (f/k/a Medix Resources, Inc.), a Delaware corporation with an address at 33 Maiden Lane, New York, New York 10038 (the "COMPANY"), and Mitchell M. Cohen (the "EXECUTIVE").

         WHEREAS, the Company and the Executive having entered into the Employment Agreement, and desiring to amend the Employment Agreement, do hereby agree as follows:

         1. Amendment. The Employment Agreement is hereby amended to:

            (a) replace the Company's former name, Medix Resources, Inc., in the first paragraph and in the signature with the name Ramp Corporation.

            (b) add the following to the end of Section 5(c)(i):

                        "Notwithstanding  the foregoing in this Section 5(c)(i),
                  Executive shall continue to be entitled to all benefits to which Executive shall be entitled under this Section 5(c)(i) immediately prior to a change in control of the Company for a period of two years after such change in control."

            (c) add a new Section 5(d) as follows:

                        "(d) If a change in control of the Company occurs and if
                  within 365 days thereafter Executive's employment hereunder shall be terminated by the Company without Cause, then, in addition to all other payments and benefits provided for elsewhere in this Agreement:

                        (i) the Company shall pay or cause to be paid to Executive, cash compensation in an amount equal to twice Executive's then current Base Salary on the date of such termination of Executive's employment;

                        (ii) the Company shall pay or cause to be paid to Executive, a cash performance bonus in an amount equal to twice the aggregate amount of cash which Executive was entitled to receive from the Company as bonus compensation with respect to the twelve-month period immediately preceding the date of termination of Executive's termination hereunder; and

                        (iii) Any unvested Options described in Section 5 hereof
                  shall vest and become exercisable immediately and remain exercisable for the remaining original term of the Options.

                        (iv) Notwithstanding  subsections (i) and (ii) above, if
                  the change in control shall result from the sale of the Company for less than Thirty One Million Dollars ($31,000,000), each such subsection shall be interpreted as if the word "twice" had been omitted."

            (d) add a new Section 5(e) as follows:

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                        "(e) For the  purpose  of this  Amendment,  a "change in
                  control" means: (A) the direct or indirect acquisition, whether in one or a series of transactions by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (1) beneficial ownership (as defined in the Exchange Act) of issued and outstanding shares of stock of the Company, the result of which acquisition is that such person or such group possesses in excess of 25% of the combined voting power of all then-issued and outstanding stock of the Company, or (2) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the Board (or such other governing body in the event the Company or any successor entity is not a corporation); (B) a merger or consolidation of the Company with a person or a direct or indirect subsidiary of such person, provided that the result of such merger or
                  consolidation,   whether   in  one  or  a  series  of  related
                  transactions, is that the holders of the outstanding voting stock of the Company immediately prior to the consummation of
                  such   transaction  do  not  possess,   whether   directly  or
                  indirectly, immediately after the consummation of such merger or consolidation, in excess of 25% of the combined voting power of all then-issued and outstanding stock of the merged or consolidated person, its direct or indirect parent, or the surviving person of such merger or consolidation; or (C) a
                  sale  or   disposition,   whether   in  one  or  a  series  of
                  transactions, of all or substantially all of the Company's assets."

            (e) replace the name and address as to where notices to the Company shall be addressed in Section 18 with the following:

                  "if to the Company:

                  Ramp Corporation
                  33 Maiden Lane
                  New York, New York 10038
                  Tel: (212) 440-1500
                  Fax: (212) 504-0870
                  Attention: Andrew Brown

                  with a copy to:

                  Olshan Grundman Frome Rosenzweig & Wolosky LLP
                  Park Avenue Tower
                  65 East 55th Street
                  New York, New York 10022
                  Tel: (212) 451-2216
                  Fax: (646) 349-1665
                  Attention: Peter B. Hirshfield, Esq."

         2. Ratification; Conflicts. Except as specifically amended hereby, nothing herein shall otherwise modify, reduce, amend or otherwise supplement the terms and provisions of the Employment Agreement which are hereby ratified and affirmed and shall remain in full force and effect in accordance with its terms. In the event of any conflict between any provision of this Amendment No. 1 and any provision of the Employment Agreement, the provisions of this Amendment No. 1 shall be controlling.


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         3.  Governing  Law.  This  Amendment  No.  1 shall be  governed  by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

         4. Counterparts. This Amendment No. 1 may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same Amendment No. 1.

         IN WITNESS WHEREOF, the Company and the Executive have duly executed this Amendment No. 1 as of the date first above written.

EXECUTIVE:                               COMPANY:


By: __________________________           By: ___________________________________
       Mitchell M. Cohen                     Andrew Brown
                                             Chairman of the Board, Chief
                                             Executive Officer and President